UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   +30 210 876-4858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

The Merger

On February 27, 2018, Stellar Acquisition III Inc., a Republic of the Marshall Islands corporation (together with its successors, “Stellar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Stellar, STLR Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Stellar (“Merger Sub”), and Phunware, Inc., a Delaware corporation (“Phunware”).

The Merger Agreement provides for the merger of Merger Sub with and into Phunware (the “Merger”), with Phunware continuing as the surviving corporation in the Merger. Prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), the holders of Phunware’s preferred stock will convert all of their issued and outstanding shares of preferred stock into shares of Phunware common stock at a conversion ratio of one share of common stock for each share of preferred stock (the “Preferred Stock Exchange”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) all shares of Phunware common stock and preferred stock (the “Phunware Stock”) issued and outstanding immediately prior to the Effective Time (after giving effect to the Preferred Stock Exchange) will be converted into the right to receive the Stockholder Merger Consideration (as defined below); (ii) each outstanding warrant to acquire shares of Phunware Stock will be cancelled, retired and terminated in exchange for the right to receive from Stellar a new warrant for shares of Stellar common stock with its price and number of shares equitably adjusted based on the conversion of the shares of Phunware Stock into the Stockholder Merger Consideration, but with terms otherwise the same as the Phunware warrant (each, a “Replacement Warrant”); and (iii) each outstanding option to acquire Phunware Stock (whether vested or unvested) shall be assumed by Stellar and automatically converted into an option to acquire shares of Stellar common stock, with its price and number of shares equitably adjusted based on the conversion of the shares of Phunware Stock into the Stockholder Merger Consideration (each, an “Assumed Option”).

The Merger Agreement also provides that, immediately prior to the Closing, Stellar will convert from a Republic of the Marshall Islands corporation into a Delaware corporation, whether by reincorporation, statutory conversion or otherwise (the “Conversion”). At the Closing, Stellar will change its name to “Phunware, Inc.”.

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to Phunware securityholders as of immediately prior to the Effective Time will be an amount equal to: (i) $301,000,000, plus (ii) the cash, cash equivalents and marketable securities of Phunware and its subsidiaries (collectively, the “Target Companies”), as of the date of the Closing minus (iii) the aggregate indebtedness of the Target Companies (the “Merger Consideration”) as of the date of the Closing.

By default, the Merger Consideration to be paid to Phunware stockholders will be paid in the form of a number shares of Stellar common stock, valued at a price per share equal to the price at which each share of Stellar common stock is redeemed or converted pursuant to the redemption by Stellar of its public stockholders in connection with Stellar’s initial business combination, as required by its amended and restated certificate of incorporation (the “Redemption”).

1

In lieu of the right to receive only shares of Stellar common stock as Stockholder Merger Consideration, each holder of Phunware Stock shall be entitled to elect to receive such holder’s pro rata share of up to an aggregate of 929,890 warrants to purchase shares of Stellar common stock that are currently held by Stellar’s sponsors (the “Transferred Sponsor Warrants”). The number of shares of Stellar common stock that a stockholder would otherwise be entitled to receive as part of the Merger Consideration shall be reduced by an amount equal to the value of the Transferred Sponsor Warrants that the Phunware stockholder elects to receive at $0.50 per warrant. In the event that there are any Transferred Sponsor Warrants that other holders of shares of Phunware Stock elect not to receive (the “Undersubscribed Sponsor Warrants”), each holder will also have the right to purchase up to its pro rata share of such Undersubscribed Sponsor Warrants. The shares of Stellar common stock and the Transferred Sponsor Warrants to be transferred to Phunware stockholders are collectively referred to as “Stockholder Merger Consideration”.

As part of the Merger Consideration, holders of Phunware warrants will receive the Replacement Warrants and holders of Phunware options will receive the Assumed Options.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Stellar, Phunware and Merger Sub. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by the parties do not survive the Closing and there are no indemnification rights for another party’s breach.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”).

Stellar agreed that if either Phunware or Stellar reasonably believe that the Closing may not occur by May 24, 2018, but that the parties are reasonably capable of causing the Closing to occur prior to August 24, 2018, then Stellar may, and at the request of Phunware will, seek the approval of its stockholders to extend the deadline for it to consummate its initial business combination to a date no earlier than August 24, 2018 (or such earlier date at the parties may otherwise agree, which may be structured as multiple periodic extensions) (the “Extension”). Phunware agreed to loan Stellar an amount equal to 50% of the costs and expenses of the Extension.

2

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both Stellar’s stockholders and Phunware’s stockholders. Stellar agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with the reasonable assistance of Phunware, and use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of shares of Stellar common stock to the Phunware stockholders, and containing a joint proxy statement/prospectus for the purpose of (i) Stellar soliciting proxies from the stockholders of Stellar to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “Stellar Stockholder Approval”) at a special meeting of Stellar’s stockholders (the “Stellar Special Meeting”) and providing such stockholders an opportunity, in accordance with Stellar’s organizational documents, to have their shares of Stellar stock redeemed in conjunction with the stockholder vote on the matters to be considered at the Stellar Special Meeting and (ii) Phunware soliciting proxies from the stockholders of Phunware to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “Phunware Stockholder Approval”) at a special meeting of Phunware’s stockholders (the “Phunware Special Meeting”).

Each of Phunware and Stellar also agreed not to solicit or enter into any alternative competing transactions during the Interim Period; provided, that prior to obtaining the Phunware Stockholder Approval, Phunware’s board of directors may engage in discussions or negotiations with a third-party with respect to an unsolicited alternative transaction proposal that its board of directors determines in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes or is likely lead to a superior proposal and Phunware may furnish non-public information relating the Target Companies to such third-party. Phunware agreed that its board of directors would recommend that Phunware stockholders approve the Merger and that it would not change or withdraw such recommendation unless prior to the Phunware Stockholder Approval (i) it receives an unsolicited alternative transaction proposal that it determines in good faith to be superior to the transactions contemplated by the Merger Agreement and that the failure to take such action would reasonably be expected to be inconsistent with the board of director’s fiduciary duties, or (ii) a material event, circumstance, change or condition occurs or arises with respect to the Target Companies after the date of the Merger Agreement that was not reasonably foreseeable or known by Phunware’s board of directors as of the date of the Merger Agreement and does not relate to another acquisition proposal or transaction. In case of either of the foregoing, Phunware’s board of directors is entitled to change its recommendation prior to the Phunware Special Meeting (a “Change in Recommendation”). Prior to such Change in Recommendation, if requested by Stellar, Stellar shall have a five business day period to negotiate modifications to the Merger Agreement with Phunware in order to obviate the need for the Change in Recommendation. Regardless of whether there is a Change in Recommendation, Phunware remains obligated to hold the Phunware Special Meeting.

Certain Phunware stockholders constituting approximately 13% of the issued and outstanding capital stock of Phunware, voting together as a single class, 15% of the issued and outstanding preferred stock of Phunware, voting together as a single class, and 27% of the issued and outstanding Series F preferred stock of Phunware, executed Voting Agreements in favor of Stellar and Phunware upon the execution of the Merger Agreement. Phunware agreed to use its reasonable best efforts as promptly as practicable after the execution of the Merger Agreement to solicit additional Voting Agreements from holders of approximately 40% of the total voting power of Phunware’s issued and outstanding capital stock, the minimum required vote of the holders of Phunware’s Series F preferred stock and at least 45% of the total voting power of the issued and outstanding Phunware preferred stock, in each case entitled to vote at the Phunware Special Meeting.

3

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Stellar will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the seven members of the board of directors will be individuals (at least one of whom shall be an independent director) designated by Stellar prior and five of the members of the board of directors (at least two of whom shall be independent directors) will be designated by Phunware. Upon execution of the Merger Agreement, Stellar designated Prokopios “Akis” Tsirigakis and George Syllantavos as directors and Phunware designated Alan Knitowski as a director. Phunware shall designate the remaining directors prior to the Registration Statement becoming effective. Stellar’s board of directors after the Closing will be classified into three classes, with each director holding office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election and where his or her successor is elected and qualified.

The parties also agreed that Stellar will use good faith efforts to maintain a minimum balance of $40,000,000 in cash and cash equivalents at the Closing, after the Redemption and payment of Stellar transaction expenses, indebtedness and liabilities (the “Minimum Cash Asset Level”).

Phunware also agreed to use commercially reasonable efforts to consummate an initial block-chain technology token generation event with cash proceeds of at least $10,000,000 and no more than $100,000,000 on or prior to June 30, 2018. If requested by the Phunware, Stellar will, and will cause its representatives to, reasonably cooperate with Phunware and provide their respective commercially reasonable efforts to support such token generation event.

Conditions to Consummation of the Merger

The obligations of the parties to consummate the Merger is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the transactions contemplated thereby and related matters by the requisite vote of Stellar’s stockholders and Phunware’s stockholders; (ii) receipt of requisite regulatory approvals; (iii) no law or order preventing or prohibiting the Merger or the other transactions contemplated by the Merger Agreement; (iv) no pending litigation to enjoin or restrict the consummation of the Closing; (v) Stellar having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption; (vi) the consummation of the Conversion by Stellar; (vii) the election or appointment of members to the Stellar’s board of directors as described above; and (viii) the effectiveness of the Registration Statement.

In addition, unless waived by Phunware, the obligations of Phunware to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

•	The representations and warranties of Stellar being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Stellar having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing;

•	Absence of any Material Adverse Effect with respect to Stellar since the date of the Merger Agreement which is continuing and uncured;

•	Stellar meeting the Minimum Cash Asset Level; and

•	Phunware having received a copy of duly executed Sponsor Lock-Up Agreements.

4

Unless waived by Stellar, the obligations of Stellar and the Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

•	The representations and warranties of Phunware being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

•	Phunware having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the Closing Date;

•	Absence of any Material Adverse Effect with respect to Phunware since the date of the Merger Agreement which is continuing and uncured;

•	Stellar having received a copy of duly executed Lock-Up agreements by certain significant Phunware stockholders (or such Phunware stockholders otherwise being subject to substantially similar transfer restrictions);

•	The exchange agent to be appointed by the parties shall have received transmittal documents from Phunware stockholders representing at least 40% of the issued and outstanding Phunware Stock; and

•	Stellar having received evidence that certain contracts involving the Target Companies and/or Phunware securityholders shall have been amended as agreed by the parties or terminated with no further obligation or liability of the Target Companies thereunder.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	by mutual written consent of Stellar and Phunware;

•	by written notice by either Stellar or Phunware if the Closing has not occurred on or prior to May 24, 2018 (provided, that if Stellar seeks and receives the approval of its stockholders for the Extension, the termination date shall be extended to the earlier of (i) August 24, 2018, or (ii) if Stellar and Phunware mutually agree to an earlier date for the second extension, such earlier date);

•	by written notice by either Stellar or Phunware if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

•	by written notice by either party of the other party’s uncured breach (subject to certain materiality qualifiers);

•	by written notice by Stellar if there has been a Material Adverse Effect on Phunware since the date of the Merger Agreement which is continuing and incapable of being cured or, if capable of cure, is uncured after 20 days after the date that written notice of such Material Adverse Effect is provided by Stellar;

•	by written notice by Stellar if Phunware’s board of directors has effected a Change in Recommendation;

•	by written notice by Stellar or Phunware if Stellar holds the Stellar Special Meeting and it does not receive the Stellar Stockholder Approval;

•	by written notice by Stellar or Phunware if Phunware holds the Phunware Special Meeting and it does not receive the Phunware Stockholder Approval; or

•	by written notice by Stellar or Phunware if ten business days elapse after the Stellar Special Meeting and the Minimum Cash Asset Level is not satisfied or waived by Phunware.

5

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination and termination fees, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of the Merger Agreement prior to such termination.

In the event that the Merger Agreement is terminated either (i) by Stellar for a Change in Recommendation by Phunware’s board of directors or (ii) by either Stellar or Phunware for Phunware failing to receive the Phunware Stockholder Approval after a Change in Recommendation by Phunware’s board of directors, then Phunware shall pay to Stellar a cash termination fee equal to $12,000,000.

Trust Account Waiver

Phunware has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Stellar’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Related Agreements

Voting Agreements

Simultaneously with the execution of the Merger Agreement certain Phunware stockholders entered into voting agreements with Stellar and Phunware (the “Voting Agreements”) and Phunware agreed in the Merger Agreement to use its reasonable best efforts to obtain additional Voting Agreements from Phunware stockholders after the execution of the Merger Agreement. Under the Voting Agreements, the Phunware stockholders agree to vote all of their shares of Phunware Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such Phunware Stockholder’s ability to perform its obligations under the Voting Agreement, and provide a proxy to Stellar to vote such Phunware Stock accordingly. The Voting Agreements prevent transfers of the Phunware Stock held by the Phunware stockholder party thereto between the date of the Voting Agreement and the date of the Phunware Special Meeting, except for certain permitted transfers.

Simultaneously with the execution of the Merger Agreement, each of Stellar’s sponsors entered into voting agreements with Stellar and Phunware (the “Sponsor Voting Agreements”). Under the Sponsor Voting Agreements, the sponsors agree to vote all of their shares of Stellar common stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such sponsor’s ability to perform its obligations under the Sponsor Voting Agreement, and provide a proxy to Phunware to vote such Stellar common stock accordingly. The Sponsor Voting Agreements prevent transfers of the Stellar common stock held by the sponsor party thereto between the date of the Voting Agreement and the date of the Stellar Special Meeting, except for certain permitted transfers.

6

Lock-Up Agreements

At the Closing, the officers and directors of Phunware and the Phunware stockholders owning more than 1% of the outstanding equity of Phunware immediately prior to the Effective Time (each, a “Significant Stockholder”) will each either enter into a Lock-Up Agreement with Stellar in substantially the form attached to the Merger Agreement (each, a “Lock-Up Agreement”) or such Significant Stockholder shall otherwise be subject to substantially similar transfer restrictions that are in favor of Stellar. In such Lock-Up Agreement, each such holder will agree not to, during the period commencing from the Closing and ending on the earlier of (A) the one hundred and eighty days (180) of the date of the Closing, and (B) the date after the Closing on which Stellar consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Stellar stockholders having the right to exchange their equity holdings in Stellar for cash, securities or other property: (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise. At the Closing, each of Seller’s sponsors will enter into a substantially similar lock-up agreement with Stellar in substantially the form attached to the Merger Agreement (each, a “Sponsor Lock-Up Agreement”).

The foregoing descriptions of the Voting Agreements, the Sponsor Voting Agreements, the Lock-up Agreements and the Sponsor Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Voting Agreement, Sponsor Voting Agreement, Lock-up Agreement and Sponsor Lock-up Agreement, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 7.01	Regulation FD Disclosure.

On February 28, 2018, Stellar issued a press release announcing the execution of the Merger Agreement.  The press release is attached hereto as Exhibit 99.1.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information

In connection with the proposed transaction, Stellar intends to file a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus of Stellar. Stellar will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders.  Investors and security holders of Stellar are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Stellar’s solicitation of proxies for its special meeting of stockholders to be held to approve the proposed transaction because the proxy statement/prospectus will contain important information about the proposed transaction and the parties to the proposed transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Stellar as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the Registration Statement and proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Stellar Acquisition III Inc., 90 Kifissias Avenue, Maroussi Athens, Greece.

Participants in the Solicitation

Stellar and Phunware and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Stellar’s stockholders in connection with the proposed transaction.  Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Stellar’s directors and officers in Stellar’s filings with the SEC, including Stellar’s Registration Statement, which was filed with the SEC on August 18, 2016 and Stellar’s Annual Report on Form 10-K for the year-ended November 30, 2017, which was filed with the SEC on February 2, 2018, and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of Stellar for the proposed transaction.

7

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding Stellar’s and Phunware’s industry, future events, the proposed transaction between the parties to the Merger Agreement, the estimated or anticipated future results and benefits of the combined company following the transaction, including the likelihood and ability of the parties to successfully consummate the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Stellar’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding the businesses of Stellar and Phunware and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Stellar or Phunware operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Stellar or Phunware operates; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Stellar’s or Phunware’s management teams; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction or that the approval of the stockholders of Stellar or Phunware are not obtained; failure to realize the anticipated benefits of the transaction, including as a result of a delay in consummating the transaction or a delay or difficulty in integrating the businesses of Stellar and Phunware; uncertainty as to the long-term value of Stellar’s common stock; those discussed in the Stellar’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other documents of Stellar on file with the SEC or in the registration statement that will be filed with the SEC by Stellar. There may be additional risks that Stellar presently does not know or that Stellar currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Stellar’s expectations, plans or forecasts of future events and views as of the date of this communication. Stellar anticipates that subsequent events and developments will cause Stellar’s assessments to change. However, while Stellar may elect to update these forward-looking statements at some point in the future, Stellar specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Stellar’s assessments as of any date subsequent to the date of this communication.

8

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of February 27, 2018, by and among Stellar, Merger Sub and Phunware.

10.1	Form of Voting Agreement.

10.2	Form of Sponsor Voting Agreement.

10.3	Form of Lock-up Agreement.

10.4	Form of Sponsor Lock-up Agreement.

99.1	Press Release dated as of February 28, 2018.

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

9

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2018

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: co-Chief Executive Officer

10

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of February 27, 2018, by and among Stellar, Merger Sub and Phunware.

10.1	Form of Voting Agreement.

10.2	Form of Sponsor Voting Agreement.

10.3	Form of Lock-up Agreement.

10.4	Form of Sponsor Lock-up Agreement.

99.1	Press Release dated as of February 28, 2018.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

11